Filed Pursuant to Rule 424(b)(7)
Registration No. 333-277340

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated May 20, 2025

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated February 26, 2024)

TPG Inc.

21,000,000 Shares of Class A Common Stock

The selling stockholder identified in this prospectus supplement is offering 21,000,000 shares of Class A common stock, par value $0.001 per share (the “Class A common stock”), of TPG Inc. (the “Company”).

The Company’s Class A common stock is listed on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “TPG.” On May 19, 2025, the last sale price of the Class A common stock as reported on NASDAQ was $50.83 per share.

The Company is not selling any shares of Class A common stock under this prospectus supplement and will not receive any proceeds from the sale of shares by the selling stockholder.

The underwriter has agreed to purchase the Class A common stock from the selling stockholder at a price of $    per share, which will result in $    of proceeds to the selling stockholder before expenses. The underwriter may offer the shares of Class A common stock from time to time for sale in one or more transactions on NASDAQ, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at time of sale, at prices related to prevailing market prices or at negotiated prices. See “Underwriting” for additional information.

Investing in our Class A common stock involves risks. See “Risk Factors” beginning on page S-5 and in the documents we have incorporated by reference herein.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares of Class A common stock on     , 2025.

J.P. Morgan

The date of this prospectus supplement is     , 2025.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and supplements information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Any statement made in this prospectus supplement, the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. See “Where You Can Find More Information; Incorporation of Certain Documents by Reference” in this prospectus supplement.

None of the Company, the selling stockholder or the underwriter has authorized anyone to provide you with any information or to make any representations about anything not contained or incorporated by reference in this prospectus supplement, any accompanying prospectus or in any free writing prospectus filed by us with the SEC. We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information or representations that others may give you.

None of the Company, the selling stockholder or the underwriter is making an offer to sell or soliciting offers to buy these securities in any jurisdiction where, or to any person to whom, the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we may provide you in connection with this offering or other offering material filed by us with the SEC is accurate only as of the date of those documents or such information, regardless of the time of delivery of the documents or information or the time of any sale of the securities. Our business, financial condition, results of operations and future growth prospects may have changed since those dates.

For investors outside the United States: neither we nor the selling stockholder have done anything that would permit this offering or possession or distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectus we may provide to you in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement, the accompanying prospectus and any such free writing prospectus outside of the United States.

S-ii

TERMS USED IN THIS PROSPECTUS SUPPLEMENT

As used in this prospectus supplement, unless the context otherwise requires, references to:

•	“TPG,” “the Company,” “we,” “our” and “us,” or like terms, refer to TPG Inc. and its consolidated subsidiaries taken as a whole.

•

“Alabama Partnerships” refers, collectively, to Alabama Investments (Parallel), LP, a Delaware limited partnership, Alabama Investments (Parallel) Founder A, LP, a Delaware limited partnership, and Alabama Investments (Parallel) Founder G, LP, a Delaware limited partnership.

•

“Class A Free Float” refers to the shares of Class A common stock issued and outstanding as adjusted to include only those shares that the Company determines are free float, consistent with the index policy, methodology or guidance, whether written or oral, of the FTSE Russell and any related or successor entities.

•	“Class A common stock” refers to our Class A common stock, par value $0.001 per share, which entitles the holder to one vote per share.

•	“Class B common stock” refers to our Class B common stock, par value $0.001 per share, which entitles the holders to ten votes per share until the Sunset but carries no economic rights.

•	“common stock” refers, collectively, to our Class A common stock, nonvoting Class A common stock and Class B common stock.

•	“Common Unit” refers to a common unit in the TPG Operating Group.

•	“DGCL” refers to the Delaware General Corporation Law.

•	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended.

•	“Exchange Agreement” refers to the Amended and Restated Exchange Agreement entered into by TPG Inc. and the other parties thereto on November 1, 2023.

•

“Excluded Assets” refers to the assets and economic entitlements transferred to RemainCo listed in Schedule A to the master contribution agreement entered into in connection with the Reorganization, which primarily include (i) minority interests in certain sponsors unaffiliated with TPG, (ii) the right to certain performance allocations in TPG funds, (iii) certain co-invest interests and (iv) cash.

•	“Executive Committee” refers to the Executive Committee of our board of directors.

•	“GAAP” refers to U.S. generally accepted accounting principles.

•	“GP LLC” refers to TPG GP A, LLC, the owner of the general partners of each of (i) TPG Group Holdings and (ii) the Alabama Partnerships.

•	“GP LLC LLCA” refers to the amended and restated limited liability company operating agreement of GP LLC, dated as of November 1, 2023.

•	“Investor Rights Agreement” refers to the Amended and Restated Investor Rights Agreement entered into by TPG Inc. and the other parties thereto on November 1, 2023.

•	“IPO” refers to our initial public offering of our Class A common stock that was completed on January 18, 2022.

•	“NASDAQ” refers to the NASDAQ Global Select Market.

•

“nonvoting Class A common stock” refers to our nonvoting Class A common stock, which has no voting rights and is convertible into shares of Class A common stock upon transfer to a third party as and when permitted by the Investor Rights Agreement.

•	“Preferred Stock” refers to our preferred stock, par value $0.001 per share.

S-iii

•

“RemainCo” refers to, collectively, Tarrant Remain Co I, L.P., a Delaware limited partnership, Tarrant Remain Co II, L.P., a Delaware limited partnership, and Tarrant Remain Co III, L.P., a Delaware limited partnership, which owns the Excluded Assets, and Tarrant Remain Co GP, LLC, a Delaware limited liability company serving as their general partner.

•	“Reorganization” refers to the series of actions on January 12, 2022 as part of a corporate reorganization in conjunction with the IPO.

•	“SEC” refers to the U.S. Securities and Exchange Commission.

•	“Securities Act” refers to the Securities Act of 1933, as amended.

•

“Sunset” refers to the event that will occur on the date that a majority of the independent directors are elected at the first annual meeting of stockholders (or pursuant to a consent of stockholders in lieu thereof) after the earlier of (i) the earliest date specified in a notice delivered to the Company by GP LLC and its members pursuant to that certain GP LLC LLCA promptly following the earliest of: (a) the date that is three months after the date that neither David Bonderman nor James G. (“Jim”) Coulter (each, a “Founder”) continues to be a member of GP LLC, (b) a vote of GP LLC to trigger the Sunset and (c) upon 60-days advance notice, the date determined by either Founder who is then a member of the Control Group to trigger the Sunset, if, following a period of at least 60 days, the requisite parties are unable to agree on the renewal of Mr. Winkelried’s employment agreement or the selection of a new Chief Executive Officer (“CEO”) in the event that Mr. Winkelried ceases to serve as our CEO, and (ii) the first day of the quarter immediately following the fifth anniversary of the IPO.

•	“TOG I” refers to TPG Operating Group I, L.P., a Delaware limited partnership, formerly named TPG Holdings I, L.P.

•	“TOG II” refers to TPG Operating Group II, L.P., a Delaware limited partnership, formerly named TPG Holdings II, L.P.

•	“TOG III” refers to TPG Operating Group III, L.P., a Delaware limited partnership, formerly named TPG Holdings III, L.P.

•

“TPG Group Holdings” refers to TPG Group Holdings (SBS), L.P., a Delaware limited partnership that is considered our predecessor for accounting purposes and is a direct owner of certain Common Units and Class B common stock.

•

“TPG Operating Group” refers (i) for periods prior to giving effect to the Reorganization, to the TPG Operating Group partnerships and their respective consolidated subsidiaries; (ii) for periods beginning after giving effect to the Reorganization through November 1, 2023, (A) to the TPG Operating Group partnerships and their respective consolidated subsidiaries and (B) not to RemainCo and (iii) for periods after November 1, 2023, to TOG II and its respective consolidated subsidiaries, including TOG I and TOG III.

•

“TPG Operating Group Limited Partnership Agreement” refers to the seventh amended and restated limited partnership agreement of the TPG Operating Group, dated as of November 1, 2023, by and among TPG Holdings II-A, LLC and the limited partners of the TPG Operating Group.

•	“TPG Operating Group partnerships” refers to TOG I, TOG II and TOG III.

•	“TPG Partner Holdings” refers to TPG Partner Holdings, L.P., a Delaware limited partnership, which indirectly owns substantially all of the economic interests of TPG Group Holdings.

•	“TPG Partner Units” refers to a partnership unit in TPG Partner Holdings.

S-iv

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website (http://www.sec.gov) from which interested persons can electronically access our reports, proxy statements and other information regarding us.

We are incorporating by reference into this prospectus supplement certain information that we have filed with the SEC, which means that we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The documents incorporated by reference are considered part of this prospectus supplement. This prospectus supplement incorporates by reference the following (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 18, 2025 (our “Annual Report”);

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the SEC on May 7, 2025;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 23, 2025 (but only to the extent incorporated by reference in Part III of our Annual Report) (our “Proxy Statement”);

•	our Current Reports on Form 8-K, filed with the SEC on January 15, 2025, May 1, 2025 and May 6, 2025 (but only with respect to Item 3.02); and

•	the description of our securities contained in Exhibit 4.1 to our Annual Report, and any amendment or report filed for the purpose of updating such description.

In addition, we incorporate by reference any filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and before the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus supplement from the respective dates of filing of those documents. Any statement contained in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You can obtain any of the filings incorporated by reference into this prospectus supplement through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus supplement. You should direct requests for those documents to:

TPG Inc.

301 Commerce Street, Suite 3300

Fort Worth, TX 76102

Attention: Investor Relations Department

Telephone: 817-871-4044

investorrelations@tpg.com

S-v

We maintain an internet site at https://www.tpg.com. Our SEC filings are also available free of charge at our website. Our website and the information contained on or connected to it shall not be deemed to be incorporated into this prospectus supplement or the registration statement of which it forms a part.

S-vi

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus supplement or in our other documents that are incorporated by reference herein, that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements regarding our expectations, hopes, intentions or strategies regarding the future. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods, or by the inclusion of forecasts or projections. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for our future business and financial performance, estimated operational metrics, business strategy and plans and objectives of management for future operations, including, among other things, statements regarding expected growth, future capital expenditures, fund performance, dividends and dividend policy and debt service obligations.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by any forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the inability to recognize the anticipated benefits, or unexpected costs related to the integration, of acquired companies; our ability to manage growth and execute our business plan; and regional, national or global political, economic, business, competitive, market and regulatory conditions and uncertainties, including, but not limited to, those described in our Annual Report.

For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are incorporated by reference herein. Any forward-looking statement made by us in this prospectus supplement speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

S-vii

SUMMARY

This summary highlights information appearing elsewhere or incorporated or deemed incorporated by reference in this prospectus supplement and the accompanying prospectus and may not contain all the information you should consider before investing in our Class A common stock. You should carefully read this entire prospectus supplement, including the section entitled “Risk Factors,” our consolidated financial statements and the related notes thereto and the documents incorporated by reference herein, before making an investment decision.

Overview

TPG is a leading global alternative asset manager with $250.6 billion in assets under management (“AUM”) as of March 31, 2025. We have built our firm through years of successful innovation and growth, and believe that we have delivered attractive risk-adjusted returns to our clients and established a premier investment business focused on the fastest-growing segments of the alternative asset management industry. We believe our distinctive business approach and diversified array of innovative investment platforms position us well to continue generating highly profitable, sustainable growth.

We offer a broad range of investment strategies across the alternative asset management landscape, primarily in private equity, credit and real estate, and have constructed a high-quality base of assets under management within attractive sub-segments of these asset classes. The strength of our investment performance and our proven ability to innovate within our business, together with our ongoing focus on strategic, inorganic growth has led to consistent historical growth in our assets under management, all with the support of a scaled infrastructure that provides our business with a high degree of operating leverage.

Our differentiated operating model unites our investment products and global footprint around a cohesive commercial framework. Our team-oriented culture fosters collaboration and alignment, supports our shared investment themes approach to sourcing and executing deals and leads to attractive returns for our investors. Through multiple decades of experience, we have developed an ecosystem of insight, engagement and collaboration across our platforms and products, which currently include more than 400 active portfolio companies, more than 300 real estate properties and over 5,500 credit positions, across more than 30 countries.

Our firm consists of six multi-strategy investment platforms: (1) Capital, (2) Growth, (3) Impact, (4) TPG Angelo Gordon, (5) Real Estate and (6) Market Solutions. Each of our six investment platforms is comprised of a number of products that are complementary to each other and provide our clients with differentiated avenues for capital deployment. Most of our products have raised multiple generations of funds, which we believe highlights the value these products provide to our clients.

				TPG Angelo Gordon		Real Estate	Market Solutions
	Capital	Growth	Impact	Credit	Real Estate
Platforms	Large-scale, control- oriented private equity investing platform	Growth equity and middle market private equity investing platform	Private equity investing platform focused on achieving both societal and financial outcomes	Expansive yield opportunities across the credit spectrum	Diversified portfolio along the value-add spectrum, opportunistic strategies and portfolio of sale- leaseback transactions	Real estate investing platform	Differentiated strategies built to address specific market opportunities
	$76.0 billion AUM	$28.8 billion AUM	$28.0 billion AUM	$73.4 billion AUM	$18.6 billion AUM	$18.1 billion AUM	$7.7 billion AUM
Products	TPG Capital TPG Asia TPG Healthcare Partners	TPG Growth TPG Tech Adjacencies TPG Digital Media TPG Life Sciences Innovation	The Rise Funds TPG Rise Climate TPG Rise Climate Transition Infrastructure TPG NEXT	TPG AG Credit Solutions TPG AG Structured Credit & Specialty Finance TPG AG Middle Market Direct Lending TPG AG CLOs TPG AG Multi- Strategy	TPG AG U.S. Real Estate TPG AG Asia Real Estate TPG AG Europe Real Estate TPG AG Net Lease	TPG Real Estate Partners Real Estate Thematic Advantage Core Plus Real Estate Credit	GP-led Secondaries Public Market Investing Capital Markets

Note: AUM as of March 31, 2025

Recent Developments

Common Units Exchange

On May 21, 2025, pursuant to the terms of the Exchange Agreement, we expect to issue 21,000,000 shares of our Class A common stock to the selling stockholder in exchange for its Common Units (the “Exchange”) and expect to cancel 21,000,000 shares of Class B common stock for no additional consideration. The Class A common stock to be issued to the selling stockholder was registered pursuant to the Company’s registration statement on Form S-3 filed on November 2, 2023. The Company will not receive any cash proceeds from the issuance of the shares in the Exchange.

Corporate Information

TPG Inc. is a Delaware corporation. Our principal executive offices are located at 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102, and our telephone number is (817) 871-4000. Our corporate website address is www.tpg.com. Our website and the information contained on, or that can be accessed through, this website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus supplement. You should not rely on any such information in making your investment decision.

THE OFFERING

Class A common stock offered by the selling stockholder	21,000,000 shares of Class A common stock.

Class A common stock to be outstanding after this offering	137,990,952 shares of Class A common stock.

Nonvoting Class A common stock to be outstanding after this offering	6,605,963 shares of nonvoting Class A common stock.

Class B common stock to be outstanding after this offering	224,970,148 shares of Class B common stock.

Voting Rights	Our Class A common stock and Class B common stock vote together as one class on all matters (including the election of directors) submitted to a vote of stockholders, except as set forth in our restated certificate of incorporation (our “certificate of incorporation”) or required by applicable law. However, prior to the Sunset, shares of Class B common stock generally entitle their holder to ten votes per share, subject to adjustment in the event that the voting power of the Class A Free Float does not equal at least 5.1% of the aggregate voting power of all outstanding Class A common stock and Class B common stock voting together as of any record date for a vote of stockholders, and shares of Class A common stock generally entitle their holder to one vote per share. Consequently, the holders of our Class B common stock will generally control matters brought to stockholders for a vote, including the election of directors, prior to the Sunset. After the Sunset, shares of Class B common stock will generally entitle their holders to one vote per share.

Holders of shares of nonvoting Class A common stock have no voting rights in respect of such shares other than those voting rights required by law.

For more information see “Description of Capital Stock—Common Stock.”

Use of Proceeds	The selling stockholder will receive all of the proceeds from the sale of Class A common stock in this offering. We will not receive any proceeds from the sale of shares of Class A common stock by the selling stockholder. See “Use of Proceeds.”

Dividend Policy	Holders of shares of our Class A common stock and our nonvoting Class A common stock are entitled to receive dividends when and if declared by our Executive Committee or our board of directors, out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding Preferred Stock. Purchasers of shares of Class A common stock in this offering will not receive the dividend payable by the Company on June 2, 2025. See “Dividend Policy” in our Annual Report incorporated by reference herein.

Risk Factors	You should carefully consider the information set forth herein under “Risk Factors” and the other information included or incorporated by reference in this prospectus supplement, including the “Risk Factors” in our Annual Report, before deciding whether to purchase shares of Class A common stock.

Listing	Our Class A common stock is listed on NASDAQ under the symbol “TPG.”

The number of shares of common stock to be outstanding after this offering is based on 137,990,952 shares of Class A common stock (including 21,000,000 shares of Class A common stock to be issued in connection with the Exchange) outstanding as of May 15, 2025, and except as otherwise indicated, the number of shares of our Class A common stock outstanding after this offering:

•	excludes 32,931,820 shares of our Class A common stock issuable under the TPG Inc. Omnibus Equity Incentive Plan (the “Omnibus Plan”);

•

excludes 6,605,963 shares of Class A common stock issuable upon the conversion of shares of nonvoting Class A common stock following transfer to a third party as and when permitted by the Investor Rights Agreement; and

•

excludes 224,970,148 shares of Class A common stock reserved for issuance upon exchange of Common Units (and cancellation of a corresponding number of shares of Class B common stock) that will be outstanding immediately after this offering.

RISK FACTORS

Investing in our Class A common stock involves risks. You should carefully review the risk factors and other cautionary statements described under the section entitled “Risk Factors” in our Annual Report which is incorporated by reference in this prospectus supplement, or any similar caption in the documents that we subsequently file with the SEC that are deemed to be incorporated by reference in this prospectus supplement, and in any free writing prospectus that we provide you in connection with the offering of Class A common stock pursuant to this prospectus supplement. The risks and uncertainties discussed in the documents referred to above, as well as other matters discussed in this prospectus supplement and in those documents, could materially and adversely affect our business, financial condition, liquidity and results of operations and the market price of the Class A common stock. Moreover, the risks and uncertainties discussed in the foregoing documents are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of the Class A common stock could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material risks to our business.

USE OF PROCEEDS

The selling stockholder will receive all of the proceeds from the sale of Class A common stock in this offering and intends to use them to assist with settlement of David Bonderman’s estate, including without limitation to satisfy certain estate obligations such as estate taxes, debts, expenses of administration and distributions called for by the estate plan, and may temporarily invest amounts not immediately needed for these purposes. We will not receive any proceeds from the sale of shares of Class A common stock by the selling stockholder. We have agreed to pay certain expenses related to this offering.

SELLING STOCKHOLDER

The following table shows information as of May 15, 2025 regarding the beneficial ownership of our Class A common stock, Class B common stock and total economic interest in the TPG Operating Group by the selling stockholder. Information is provided with respect to total voting percentages as of immediately before and immediately after this offering. See “Prospectus Summary—The Offering.”

Pursuant to our Exchange Agreement, each holder of Common Units is entitled to exchange their Common Units for cash from a substantially concurrent public offering or private sale (based on the closing price per share of the Class A common stock on the day before the pricing of such public offering or private sale (taking into account customary brokerage commissions or underwriting discounts actually incurred)) or, at our option, Class A common stock on a one-for-one basis (or, in certain cases, for shares of nonvoting Class A common stock). On May 21, 2025, pursuant to the terms of the Exchange Agreement, we expect to issue 21,000,000 shares of our Class A common stock to the selling stockholder in exchange for the selling stockholder’s Common Units (the “Exchange”) and expect to cancel 21,000,000 shares of Class B common stock for no additional consideration, and the table below gives effect to the Exchange. The Class A common stock to be issued to the selling stockholder was registered pursuant to the Company’s registration statement on Form S-3 filed on November 2, 2023.

Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the entity named in the table below has sole voting and investment power with respect to all shares of our Class A common stock, Class B common stock and economic interests in the TPG Operating Group shown as beneficially owned by the selling stockholder.

For further information regarding material transactions between us and the selling stockholder and related affiliates as of the date of this prospectus supplement, see “Note 14. Related Party Transactions” in our Annual Report, and “Corporate Governance” and “Certain Relationships and Related Party Transactions” in our Proxy Statement, each of which is incorporated by reference into this prospectus supplement. See “Where You Can Find More Information; Incorporation of Certain Documents by Reference.”

	Before the Offering					Class A Common Stock Sold in this Offering		After the Offering
Name of Beneficial Owner	Class A Common Stock	Class B Common Stock(1)	Total Voting Power		Total Economic Interest in TPG Operating Group(2)		% of Beneficial Owner’s Economic Interest in TPG Operating Group Sold in this Offering	Class A Common Stock Owned		Class B Common Stock Owned(1)		Total Voting Power		Total Economic Interest in TPG Operating Group(2)
	Number	Number	%		%	Number		Number	%	Number	%	%		%
DB Holdings I, L.P.(3)	21,000,000	—	*	(4)	6.6%	21,000,000	86.1%	—	—	—	—	—	(4)	*

*	Represents less than 1%.
(1)

TPG Partner Units (which are held by our current and former TPG partners, including the selling stockholder) are exchangeable under certain circumstances for Common Units and shares of Class B common stock held by TPG Group Holdings. Current and former TPG partners, including the selling stockholder, who exchange TPG Partner Units for such Common Units in turn have the right, pursuant to the Exchange Agreement, to have their Common Units redeemed by the TPG Operating Group in exchange for cash or, at our election, shares of Class A common stock on a one-for-one basis (or, in certain circumstances, for shares of nonvoting Class A common stock). When a Common Unit is so exchanged, a corresponding share of Class B common stock is automatically cancelled for no additional consideration.

Because a redemption election does not result in an entitlement to any of our voting securities, the selling stockholder would not be deemed to beneficially own the shares of Class A common stock that such selling stockholder could receive in respect of its TPG Partner Units.
(2)

Represents economic interest in the TPG Operating Group by virtue of ownership of shares of Class A common stock and/or TPG Partner Units, which, as described in the above footnote, are exchangeable under certain circumstances for Common Units.

(3)

Includes shares of Class A common stock directly held by DB Holdings I, L.P. (“DB Holdings” or the “selling stockholder”). DB Holdings also holds 3,378,900 TPG Partner Units, which are exchangeable under certain circumstances for Common Units as described in footnote (1) above. Bondo FTW, Inc. (“Bondo FTW”) is the general partner of DB Holdings and, as such, may be deemed to beneficially own the securities held by DB Holdings. Samantha Holloway, the daughter of David Bonderman, one of our Founders and the former non-executive chair of our board of directors, is the sole director of Bondo FTW and the executor of Mr. Bonderman’s estate and may therefore be deemed to beneficially own the securities held by the selling stockholder. In addition to the securities directly held by DB Holdings, Ms. Holloway, in various capacities, including in certain instances as the executor of Mr. Bonderman’s estate, may be deemed to beneficially own 250,000 shares of Class A common stock and 6,895,666 TPG Partner Units. The address of the selling stockholder is 301 Commerce Street, Suite 3150, Fort Worth, Texas 76102.

(4)

Reflects the operation of Article 4.2(a) of our restated certificate of incorporation, which stipulates that “Free Float” (as defined under the rules of FTSE Russell relating to the Russell indices) shares of Class A common stock are entitled to at least 5.1% of the aggregate voting power (the “Free Float Threshold”). If on any record date the votes entitled to be cast by Free Float shares of Class A common stock do not equal 5.1% of the aggregate voting power, the voting power of the shares of Class B common stock will be reduced proportionately until the Free Float Threshold is met.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS TO NON-U.S. HOLDERS

The following is a summary of certain material U.S. federal income and estate tax consequences of the ownership and disposition of shares of our Class A common stock as of the date hereof. Except where noted, this summary deals only with Class A common stock that is held as a capital asset by a non-U.S. holder (as defined below).

A “non-U.S. holder” means a beneficial owner of shares of our Class A common stock (other than an entity treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes, any of the following:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

This summary is based upon provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income and estate tax consequences different from those summarized below. This summary does not address all aspects of U.S. federal income and estate taxes and does not deal with non-U.S., state, local or other tax considerations that may be relevant to non-U.S. holders in light of their particular circumstances. In addition, it does not represent a detailed description of the U.S. federal income and estate tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws (including if you are a U.S. expatriate, foreign pension fund, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other pass-through entity for U.S. federal income tax purposes). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

If an entity treated as a partnership for U.S. federal income tax purposes holds shares of our Class A common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Class A common stock, you should consult your tax advisors.

You should consult your own tax advisors concerning the particular U.S. federal income and estate tax consequences to you of the ownership and disposition of our Class A common stock, as well as the consequences to you arising under other U.S. federal tax laws and the laws of any other taxing jurisdiction.

Dividends

In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our Class A common stock) in respect of shares of our Class A common stock, the distribution generally will be treated as a dividend for U.S. federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder’s Class A common stock, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in shares of our Class A common stock, the excess will be treated as gain from the disposition of shares of our Class A common stock (the tax treatment of which is discussed below under “—Gain on Disposition of Class A Common Stock”).

Dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, subject to the discussion of FATCA (as defined herein) below under “—Additional Withholding Requirements.” However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed Internal Revenue Service (“IRS”) Form W-8BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a U.S. person as defined under the Code and is eligible for treaty benefits or (b) if our Class A common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable U.S. Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Disposition of Class A Common Stock

Subject to the discussion of backup withholding and additional withholding below, any gain realized by a non-U.S. holder on the sale or other disposition of our Class A common stock generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes and certain other conditions are met.

In a situation in the first bullet point or the third bullet point immediately above, a non-U.S. holder will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the non-U.S. holder were a U.S. person as defined under the Code. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by U.S. source capital losses even though the individual is not considered a resident of the United States.

Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We believe we are not and do not anticipate becoming a “U.S. real property holding corporation” for U.S. federal income tax purposes.

Federal Estate Tax

Class A common stock held by an individual non-U.S. holder at the time of death will be included in such holder’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

Distributions paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will not be subject to backup withholding on dividends received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our Class A common stock made within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any dividends paid on our Class A common stock to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA or (y) adequate information regarding certain substantial U.S. beneficial owners of such entity (if any). Under proposed U.S. Treasury regulations promulgated by the Treasury Department on December 13, 2018, which state that taxpayers may rely on the proposed Treasury regulations until final Treasury regulations are issued, this withholding tax will not apply to the gross proceeds from the sale or disposition of our Class A common stock. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Dividends,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our Class A common stock.

UNDERWRITING

J.P. Morgan Securities LLC is acting as the underwriter of this offering. We and the selling stockholder have entered into an underwriting agreement with the underwriter. Subject to the terms and conditions of the underwriting agreement, the selling stockholder has agreed to sell to the underwriter, and the underwriter has agreed to purchase from the selling stockholder, 21,000,000 shares of Class A common stock.

The underwriter is committed to purchase all of the shares of Class A common stock offered by the selling stockholder if it purchases any shares. The underwriting agreement also provides that if the underwriter defaults, the offering may be terminated.

The underwriter is purchasing the shares of Class A common stock from the selling stockholder at $    per share (representing $    aggregate proceeds to the selling stockholder). The underwriter may offer the shares of Class A common stock from time to time for sale in one or more transactions on NASDAQ, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The underwriter may effect such transactions by selling shares of Class A common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of shares of Class A common stock for whom it may act as agents or to whom it may sell as principal. The difference between the price at which the underwriter purchases shares and the price at which the underwriter resells such shares may be deemed underwriting compensation.

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses to be approximately $    million. The underwriter has agreed to reimburse us for certain expenses incurred in connection with this offering in an amount not to exceed $    million. We have agreed to reimburse the underwriter for expenses relating to clearance of this offering with the Financial Industry Regulatory Authority for up to $25,000.

A prospectus supplement in electronic format may be made available on the website maintained by the underwriter. The underwriter may agree to allocate a number of shares to selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter to selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exercisable or exchangeable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, loan, disposition or filing, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), in each case without the prior written consent of the underwriter for a period of 60 days after the date of this prospectus supplement, other than the shares of our common stock to be sold in this offering.

The restrictions on our actions, as described above, do not apply to certain transactions, including:

(i)

the issuance of shares of common stock or securities convertible into or exercisable for shares of our common stock in connection with the acquisition described in our Current Report on Form 8-K filed on May 6, 2025 or pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of RSUs (including net settlement), in each case outstanding on the date of the underwriting agreement;

(ii)

grants of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of shares of our common stock or securities convertible into or exercisable or exchangeable for shares of our common stock (whether upon the exercise of stock options or otherwise) pursuant to our Omnibus Plan;

(iii)

our filing of any registration statement or prospectus supplement relating to securities issued or to or to be issued in connection with the acquisition described in the Company’s Current Report on Form 8-K filed on May 6, 2025;

(iv)	our filing of any registration statement on Form S-8 or a successor form thereto relating to securities granted or to be granted pursuant to our Omnibus Plan; and

(v)	the issuance by us of Class B common stock and the issuance of Common Units to the extent required pursuant to the anti-dilution provisions of the TPG Operating Group Limited Partnership Agreements.

The selling stockholder and our directors and executive officers (such persons, the “lock-up parties”) have entered into lock-up agreements with the underwriter prior to the commencement of this offering pursuant to which each lock-up party, with limited exceptions, for a period of nine months, in the case of the selling stockholder, and 60 days, in the case of our directors and officers, after the date of this prospectus supplement (such period, the “restricted period”), may not (and may not cause any of their direct or indirect affiliates to), without the prior written consent of the underwriter, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock, any Common Units, or any securities convertible into, or exercisable or exchangeable for, our common stock or Common Units (including, without limitation, common stock, Common Units or such other securities which may be deemed to be beneficially owned by such lock-up parties in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant (collectively with the common stock, the “lock-up securities”)), (ii) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the lock-up securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of lock-up securities, in cash or otherwise, (iii) make any demand for, or exercise any right with respect to, the registration of any lock-up securities, or (iv) publicly disclose the intention to do any of the foregoing. In addition to the exceptions described below, the foregoing restrictions do not apply to the pledge of the selling stockholder’s interest in TPG Partner Holdings that is outstanding as of the date of this prospectus supplement, and any transfer upon foreclosure upon such security interest.

The restrictions described in the immediately preceding paragraph do not apply to:

(i) transfers as a bona fide gift or gifts, as charitable contributions or for bona fide estate planning purposes; provided that (A) such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall execute and deliver to the underwriter a lock-up letter in the agreed form and (B) no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Exchange Act, or other public announcement shall be required or shall be made voluntarily during the restricted period in connection with such transfer or distribution (other than a filing on a Form 4 or Form 5 made after the expiration of the restricted period) and, solely with respect to the selling stockholder, if required, any filing under the Exchange Act shall include a statement explaining the circumstances of such transfer;

(ii) transfers by will or intestacy; provided that (A) such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall execute and deliver to the underwriter a lock-up letter in the agreed form and (B) no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Exchange Act, or other public announcement shall be required or shall be made voluntarily during the restricted period in connection with such transfer or distribution (other than a filing on a Form 4 or Form 5 made after the expiration of the restricted period) and, solely with respect to the selling stockholder, if required, any filing under the Exchange Act shall include a statement explaining the circumstances of such transfer;

(iii) transfers to any immediate family member, or to any trust for the direct or indirect benefit of the lock-up parties or the immediate family of the lock-up parties, or if the lock-up parties is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust, or from such trust to the lock-up parties; provided that (A) such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall execute and deliver to the underwriter a lock-up letter in the agreed form and (B) no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Exchange Act, or other public announcement shall be required or shall be made voluntarily during the restricted period in connection with such transfer or distribution (other than a filing on a Form 4 or Form 5 made after the expiration of the restricted period) and, solely with respect to the selling stockholder, if required, any filing under the Exchange Act shall include a statement explaining the circumstances of such transfer;

(iv) transfers to a partnership, limited liability company or other entity of which the lock-up parties and the immediate family of the lock-up parties are the legal and beneficial owner of all of the outstanding equity securities or similar interests; provided that (A) such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall execute and deliver to the underwriter a lock-up letter in the agreed form and (B) no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Exchange Act, or other public announcement shall be required or shall be made voluntarily during the restricted period in connection with such transfer or distribution (other than a filing on a Form 4 or Form 5 made after the expiration of the restricted period) and, solely with respect to the selling stockholder, if required, any filing under the Exchange Act shall include a statement explaining the circumstances of such transfer;

(v) transfers to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above; provided that (A) such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall execute and deliver to the underwriter a lock-up letter in the agreed form and (B) no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Exchange Act, or other public announcement shall be required or shall be made voluntarily during the restricted period in connection with such transfer or distribution (other than a filing on a Form 4 or Form 5 made after the expiration of the restricted period) and, solely with respect to the selling stockholder, if required, any filing under the Exchange Act shall include a statement explaining the circumstances of such transfer;

(vi) transfers to, if the lock-up parties is a corporation, partnership, limited liability company, trust or other business entity, (x) to another corporation, partnership, limited liability company, trust or other business entity that is an Affiliate (as defined in Rule 405 promulgated under the Securities Act) of the lock-up parties, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the lock-up parties or affiliates of the lock-up parties (including, for the avoidance of doubt, where the lock-up parties is a partnership, to its general partner, limited partner or a successor partnership or fund, or any other funds managed by such partnership), or (y) as part of a distribution or disposition without consideration to members, limited partners, affiliates or shareholders of the lock-up parties; provided that (A) such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall execute and deliver to the underwriter a lock-up letter in the agreed form and (B) no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Exchange Act, or other public announcement shall be required or shall be made voluntarily during the restricted period in connection with such transfer or distribution (other than a filing on a Form 4 or Form 5 made after the expiration of the restricted period) and, solely with respect to the selling stockholder, if required, any filing under the Exchange Act shall include a statement explaining the circumstances of such transfer;

(vii) transfers by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement; provided that such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall execute and deliver to the underwriter a lock-up letter in the agreed form; provided that (A) such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall execute and deliver to the underwriter a lock-up letter in the agreed form and (B)

no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Exchange Act, or other public announcement shall be required or shall be made voluntarily during the restricted period in connection with such transfer or distribution (other than a filing on a Form 4 or Form 5 made after the expiration of the restricted period) and, solely with respect to the selling stockholder, if required, any filing under the Exchange Act shall include a statement explaining the circumstances of such transfer;

(viii) transfers pursuant to an order of a court or regulatory agency having jurisdiction over the lock-up party;

(ix) transfers to the Company or its affiliates from an employee or service provider of the Company upon death, disability or termination of employment, in each case, of such employee or service provider;

(x) transfers as part of a sale of the lock-up parties’ lock-up securities acquired in open market transactions on or after the closing date of this offering; provided that no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Exchange Act, or other public announcement shall be required or shall be made voluntarily during the restricted period in connection with such transfer or distribution (other than a filing on a Form 4 or Form 5);

(xi) transfers to the Company or its affiliates in connection with the vesting, settlement, or exercise of restricted stock units, restricted stock, performance restricted stock units, performance restricted stock, phantom stock, options, warrants or other rights to purchase shares of common stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, restricted stock, performance restricted stock units, performance restricted stock, phantom stock, options, warrants or rights, provided that any such shares of common stock received upon such exercise, vesting or settlement shall be subject to the terms of the lock-up agreement, and provided further that any such restricted stock units, restricted stock, performance restricted stock units, performance restricted stock, phantom stock, options, warrants or rights are held by the lock-up parties pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan, each such agreement or plan which is described in this registration statement and prospectus supplement; provided that no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Exchange Act, or other public announcement shall be required or shall be made voluntarily during the restricted period in connection with such transfer or distribution (other than a filing on a Form 4 or Form 5 made after the expiration of the restricted period);

(xii) transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of Affiliated persons, of shares of capital stock if, after such transfer, such person or group of Affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the lock-up parties’ lock-up securities shall remain subject to the provisions of the lock-up agreement;

(xiii) transfers to the Company or any of its affiliates upon exercise of the Company’s right to repurchase or reacquire the lock-up parties’ common stock pursuant to agreements disclosed in this prospectus supplement and in effect on the date of the consummation of the public offering, or as permitted under the Exchange Agreement, including in connection with exchanges qualifying under Section 351 of the Code, provided that any such shares of common stock received upon such exchange shall remain subject to the provisions of the lock-up agreement and provided further that, to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the lock-up parties regarding the transfer, conversion, reclassification, redemption or exchange, as applicable, such announcement or filing shall include a statement explaining (A) the circumstances of such transfer, or that such transfer, conversion, reclassification, redemption or exchange occurred pursuant to the terms of the Exchange Agreement, as applicable, and (B) no transfer of the shares of common stock or other securities received upon exchange may be made during the restricted period other than as may be permitted by the lock-up agreement;

(xiv) exercising options, settling restricted stock units, restricted stock, performance restricted stock units, performance restricted stock, phantom stock, or other equity awards or exercise warrants outstanding as of the date granted pursuant to plans described in this registration statement and prospectus supplement; provided that any lock-up securities received upon such exercise, vesting or settlement shall be subject to the terms of the lock-up agreement, including the terms of section (a)(xi) of the lock-up agreement;

(xv) converting outstanding preferred stock, warrants to acquire preferred stock or securities convertible into, or exchangeable or redeemable for shares of common stock, into shares of common stock or Common Units or warrants to acquire shares of common stock or Common Units; provided that any such shares of common stock, TPG Operating Group Units or warrants received upon such conversion, exchange or redemption shall be subject to the terms of the lock-up agreement;

(xvi) establishing trading plans pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of lock-up securities; provided that (1) such plans do not provide for the transfer of lock-up securities during the restricted period and (2) to the extent a public announcement or filing under the Exchange Act, if any, is required or voluntarily made by or on behalf of the lock-up parties or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of lock-up securities may be made under such plan during the restricted period;

(xvii) transferring shares of common stock in a transaction effectuated pursuant to a trading plan under Rule 10b5-1 that has been entered into by the lock-up parties prior to the date of lock-up agreement; provided that (1) such trading plan under Rule 10b5-1 will not be amended or otherwise modified to increase shares scheduled for sale thereunder during the restricted period and (2) any public announcement or filings under the Exchange Act made in connection with this section shall include an explanatory footnote stating the nature of the transfer; and

(xviii) the sale of the lock-up parties’ lock-up securities pursuant to the underwriting agreement.

The underwriter, in its sole discretion, may release the shares of Class A common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.

We and the selling stockholder have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act.

Our common stock is listed on NASDAQ under the symbol “TPG.”

In connection with this offering, the underwriter may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of common stock, which involves the sale by the underwriter of a greater number of shares of common stock than it is required to purchase in this offering (a “naked” short), and purchasing shares of common stock on the open market to cover positions created by short sales. The underwriter must close out any naked short position by purchasing shares in the open market.

The underwriter has advised us that, pursuant to Regulation M of the Securities Act, it may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the underwriter purchases common stock in the open market in

16

stabilizing transactions or to cover short sales, the underwriter that sold those shares as part of this offering to repay the underwriting discount received by it. These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriter commences these activities, it may discontinue them at any time. The underwriter may carry out these transactions on NASDAQ, in the over-the-counter market or otherwise.

Other than in the United States, no action has been taken by us, the selling stockholder or the underwriter that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriter and its affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and our affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, the underwriter and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

TPG Capital BD, LLC (“TPG BD”), an affiliate of ours, has acted as a financial advisor to us in connection with this offering and will be receiving a fee, net of expenses, of $    . TPG BD is not acting as, but may be deemed to be, an underwriter in this offering.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the EEA (each a “Relevant Member State”), no shares have been offered or will be offered pursuant to this offering to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Regulation, except that the shares may be offered to the public in that Relevant Member State at any time under the following exemptions under the EU Prospectus Regulation:

a)	to any legal entity which is a qualified investor as defined under the EU Prospectus Regulation;

b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under the EU Prospectus Regulation) subject to obtaining the prior consent of the underwriter for any such offer; or

c)	in any other circumstances falling within Article 1(4) of the EU Prospectus Regulation,

provided that no such offer of the shares shall require us, the selling stockholder or any underwriter to publish a prospectus pursuant to Article 3 of the EU Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the EU Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares, and the expression “EU Prospectus Regulation” means Regulation (EU) 2017/1129.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any shares under, the offering contemplated hereby will be deemed to have represented, warranted and agreed to and with the underwriter and its affiliates and us that:

a)	it is a qualified investor within the meaning of the EU Prospectus Regulation; and

b)

in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 5 of the EU Prospectus Regulation, (i) the shares acquired by it in this offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the EU Prospectus Regulation, or have been acquired in other circumstances falling within the points (a) to (d) of Article 1(4) of the EU Prospectus Regulation and the prior consent of the underwriter has been given to the offer or resale; or (ii) where the shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares to it is not treated under the EU Prospectus Regulation as having been made to such persons.

We, the selling stockholder, the underwriter and its affiliates and others will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement. Notwithstanding the above, a person who is not a qualified investor and who has notified the underwriter of such fact in writing may, with the prior consent of the underwriter, be permitted to acquire shares in this offering.

Notice to Prospective Investors in the U.K.

No shares have been offered or will be offered pursuant to the offering to the public in the U.K. prior to the publication of a prospectus in relation to the shares which has been approved by the FCA in accordance with the UK Prospectus Regulation (as defined below), except that it may make an offer to the public in the U.K. of any shares at any time under the following exemptions under the UK Prospectus Regulation:

a)	to any legal entity which is a qualified investor as defined under the UK Prospectus Regulation;

b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

c)	in any other circumstances falling within Article 1(4) of the UK Prospectus Regulation;

provided that no such offer of the shares shall require us or the underwriter to publish a prospectus pursuant to Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

In the U.K., the offering is only addressed to, and is directed only at, “qualified investors” within the meaning of Article 2(e) of the UK Prospectus Regulation, who are also (i) persons having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); (ii) high net worth bodies corporate, unincorporated associations and partnerships and trustees of high value trusts as described in Article 49(2) of the Order; or (iii) persons to whom it may otherwise lawfully be communicated (all such persons being referred to as “relevant persons”). This prospectus supplement must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the U.K. means the communication in any form and by any means of sufficient information on the terms of the offering and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “UK Prospectus Regulation” means the UK version of Regulation (EU) No 2017/1129 as amended by the Prospectus (Amendment etc.) (EU Exit) Regulations 2019, which is part of U.K. law by virtue of the European Union (Withdrawal) Act 2018.

Notice to Prospective Investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, Section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “Ordinance”) and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

b)	where no consideration is or will be given for the transfer;

c)	where the transfer is by operation of law; or

d)	as specified in Section 276(7) of the SFA.

LEGAL MATTERS

Weil, Gotshal & Manges LLP, New York, New York, will pass upon the validity of the Class A common stock offered by this prospectus supplement. Certain other matters of U.S. federal and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Certain legal matters will be passed upon for the selling stockholder by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York. Certain legal matters will be passed upon on behalf of the underwriter by Ropes & Gray LLP, Boston, Massachusetts.

EXPERTS

The financial statements of TPG Inc. as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus supplement, and the effectiveness of TPG Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

PROSPECTUS

TPG Inc.

Class A Common Stock

This prospectus solely covers the resale by selling stockholders of shares of Class A common stock, par value $0.001 per share (the “Class A common stock”), of TPG Inc. The selling stockholders, who will be named in a prospectus supplement, may offer and sell shares of Class A common stock from time to time, together or separately, in amounts, at prices and on terms that will be determined at the time of any such offering.

This prospectus describes the general manner in which these securities may be offered and sold. Each time any of the selling stockholders offer and sell shares of our Class A common stock, such selling stockholders will provide the specific terms of any offering of these securities in a prospectus supplement or free writing prospectus. The applicable prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and any applicable prospectus supplement and free writing prospectus we or the selling stockholders may provide to you, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus, before you invest.

This prospectus may not be used to offer and sell shares of our Class A common stock unless accompanied by a prospectus supplement or a free writing prospectus.

The selling stockholders may sell any of these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. The selling stockholders reserve the sole right to accept, and any selling stockholder and any agents, dealers, underwriters reserve the right to reject, in whole or in part, any proposed purchase of these securities. The applicable prospectus supplement or free writing prospectus will set forth the names of the agents, dealers or underwriters, any applicable commissions or discounts payable to them and the specific terms of the plan of distribution. The names of the selling stockholders will be set forth in the applicable prospectus supplement or free writing prospectus.

We will not receive any proceeds from the sale of the shares of Class A common stock by any selling stockholders. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.

Our Class A common stock is listed on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “TPG.” On February 23, 2024, the last sale price of our Class A common stock as reported on NASDAQ was $42.82 per share.

Before you invest, you should carefully read this prospectus, any applicable prospectus supplement and information described under the headings “Where You Can Find More Information; Incorporation of Certain Documents by Reference.”

Investing in our Class A common stock involves risks. See “Risk Factors” beginning on page 5, in any accompanying prospectus supplement and in the documents we have incorporated by reference herein and therein.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 26, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, as amended (the “Securities Act”). Under this automatic shelf registration statement, certain selling stockholders may offer, at any time and from time to time, in one or more offerings, shares of Class A common stock described in this prospectus and the applicable prospectus supplement in amounts, at prices and on other terms to be determined at the time of the offering.

This prospectus is not complete and does not contain all of the information that you should consider before making an investment in our Class A common stock described in this prospectus. This prospectus provides you with a general description of our Class A common stock the selling stockholders may offer. To the extent required by applicable law, each time the selling stockholders sell shares of Class A common stock, the selling stockholders will provide you with this prospectus and, to the extent required, a prospectus supplement that will contain more information about the specific terms of the offering. A supplement to this prospectus or a free writing prospectus may also add to, update or change the information contained or incorporated by reference in this prospectus. To the extent that any statement made in an accompanying prospectus supplement or free writing prospectus is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the accompanying prospectus supplement. The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read this prospectus, any applicable prospectus supplement, if any, and any related free writing prospectus, together with the additional information that is incorporated or deemed incorporated by reference in this prospectus as described under “Where You Can Find More Information; Incorporation of Certain Documents by Reference” before making an investment decision. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part.

In considering the performance information included in or incorporated by reference in this prospectus relating to our funds, you should bear in mind that the performance of our funds is not indicative of the possible performance of our Class A common stock and is also not necessarily indicative of the future results of our funds, even if fund investments were in fact liquidated on the dates indicated, and there can be no assurance that our funds will continue to achieve, or that future funds will achieve, comparable results. In addition, an investment in our Class A common stock is not an investment in any of the TPG funds, and the assets and revenues of our funds are not directly available to us. This prospectus relates solely to the Class A common stock that the selling stockholders may offer from time to time.

Unless the context requires otherwise, references to “our Company,” “we,” “us,” “our” and “TPG” refer to TPG Inc. and its direct and indirect subsidiaries on a consolidated basis.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website (http://www.sec.gov) from which interested persons can electronically access our reports, proxy statements and other information regarding us.

We are incorporating by reference into this prospectus certain information that we have filed with the SEC, which means that we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The documents incorporated by reference are considered part of this prospectus. This prospectus incorporates by reference the following (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act of 1934, as amended (the “Exchange Act”)):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 23, 2024 (our “Annual Report”);

•	our Current Reports on Form 8-K, filed with the SEC on November 2, 2023 and February 26, 2024; and

•	the description of our securities contained in Exhibit 4.1 to our Annual Report, and any amendment or report filed for the purpose of updating such description.

In addition, we incorporate by reference any filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents. Any statement contained in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct requests for those documents to:

TPG Inc.

301 Commerce Street, Suite 3300

Fort Worth, TX 76102

Attention: Investor Relations Department

Telephone: 817-871-4044

investorrelations@tpg.com

We maintain an internet site at https://www.tpg.com. Our SEC filings are also available free of charge at our website. Our website and the information contained on or connected to it shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus or in our other documents that are incorporated by reference herein, that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements regarding our expectations, hopes, intentions or strategies regarding the future. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods, or by the inclusion of forecasts or projections. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for our future business and financial performance, estimated operational metrics, business strategy and plans and objectives of management for future operations, including, among other things, statements regarding the expected growth, future capital expenditures, fund performance, dividends and dividend policy and debt service obligations.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the inability to recognize the anticipated benefits of the acquisition of Angelo, Gordon & Co., L.P., AG Funds L.P., AG Partners, L.P., AG Partner Investments, L.P. and AG GP, LLC (collectively “Angelo Gordon”); purchase price adjustments; unexpected costs related to the integration of the Angelo Gordon business and operations; our ability to manage growth and execute our business plan and regional, national or global political, economic, business, competitive, market and regulatory conditions, including, but not limited to, those described in our Annual Report, as such factors may be updated from time to time in our quarterly reports on Form 10-Q.

For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are incorporated by reference herein. Any forward-looking statement made by us in this prospectus speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

THE COMPANY

TPG Inc. is a leading global alternative asset management firm, founded in San Francisco in 1992, with $221.6 billion of assets under management and investment and operational teams around the world. The Company invests across a broadly diversified set of strategies, including private equity, impact, credit, real estate and market solutions, and our unique strategy is driven by collaboration, innovation and inclusion. Our teams combine deep product and sector experience with broad capabilities and expertise to develop differentiated insights and add value for our fund investors, portfolio companies, management teams and communities.

TPG Inc. is a Delaware corporation. Our shares of Class A common stock are listed on NASDAQ under the symbol “TPG.” Our principal executive offices are located at 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102, and our telephone number is (817) 871-4000. Our corporate website address is www.tpg.com. Our website and the information contained on, or that can be accessed through, this website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus. You should not rely on any such information in making your investment decision.

RISK FACTORS

Investing in our Class A common stock involves risks. You should carefully review the risk factors and other cautionary statements, including those described under the section entitled “Risk Factors” in our Annual Report which is incorporated by reference in this prospectus, or any similar caption in the documents that we subsequently file with the SEC that are deemed to be incorporated by reference in this prospectus, and the risk factors and other information contained in the applicable prospectus supplement or free writing prospectus. The risks and uncertainties in the documents referred to above, as well as other matters discussed in those documents, could materially and adversely affect our business, financial condition, liquidity and results of operations and the market price of the Class A common stock. Moreover, the risks and uncertainties discussed in the foregoing documents are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of the Class A common stock could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material risks to our business.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of Class A common stock by any selling stockholders. All of the shares of our Class A common stock offered by the selling stockholders pursuant to this prospectus will be sold by the selling stockholders. We have agreed to pay certain expenses in connection with the registration of Class A common stock being offered by the selling stockholders.

SELLING STOCKHOLDERS

Information regarding the identities of any selling stockholders, any material relationships the selling stockholders have had within the past three years with the Company, the beneficial ownership of our Class A common stock by the selling stockholders, the number of shares to be offered by the selling stockholders and the percentage to be owned by the selling stockholders after completion of the applicable offering will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes important terms of our capital stock. This summary does not purport to be complete and is qualified in its entirety by (i) the provisions of our certificate of incorporation and our amended and restated bylaws (our “bylaws”), each of which have been filed as exhibits to the registration statement of which this prospectus is a part, and (ii) certain provisions of Delaware law. For more information on how you can obtain our restated certificate of incorporation and amended and restated bylaws, see “Where You Can Find More Information; Incorporation of Certain Documents by Reference.”

Our authorized capital stock consists of 2,240,000,000 shares of Class A common stock, 100,000,000 shares of nonvoting Class A common stock, 750,000,000 shares of Class B common stock and 25,000,000 shares of Preferred Stock.

Common Stock

Class A Common Stock

Voting. Subject to any proportionate adjustment of voting power of the Class A common stock related to the Class A Free Float, generally holders of our Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and do not have the ability to cumulate votes for the election of directors. Holders of our Class A common stock and Class B common stock will vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law. The “Class A Free Float” includes shares of Class A common stock issued and outstanding as adjusted to include only those shares that the Company determines are free float, consistent with the index policy, methodology, or guidance, whether written or oral, of the FTSE Russell and any related or successor entities.

Dividends. Holders of shares of our Class A common stock are entitled to receive dividends when and if declared by our board of directors or, until the Sunset, our Executive Committee, out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding Preferred Stock.

Dissolution and Liquidation. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of Preferred Stock having liquidation preferences, if any, the holders of our Class A common stock and nonvoting Class A common stock will be entitled to receive pro rata our remaining assets available for distribution, subject to the limited rights of our Class B common stock as described below.

No Preemptive Rights. Holders of our Class A common stock do not have preemptive, subscription, redemption or conversion rights.

Issuance of Additional Class A Common Stock. We may issue additional shares of Class A common stock from time to time, subject to applicable provisions of our certificate of incorporation, bylaws and Delaware law. We are obligated to issue shares of Class A common stock or nonvoting Class A common stock (subject to the transfer and exchange restrictions set forth in the TPG Operating Group Limited Partnership Agreement and the Investor Rights Agreement) to holders who, upon our applicable affiliate’s election, exchange their Common Units for shares of our Class A common stock on a one-for-one basis (unless we do not elect, in which case, such exchange will be satisfied for cash from a substantially concurrent primary equity offering). Additionally, in the event of a redemption request by a holder of the Common Units, we (or our subsidiary) may, at our election, effect a direct exchange of cash from a substantially concurrent primary equity offering (based on the closing price per share of the Class A common stock on the day before the pricing of such primary equity offering (taking into account customary brokerage commissions or underwriting discounts actually incurred)), Class A common stock or nonvoting Class A common stock for Common Units in lieu of such a redemption. When a Common Unit is exchanged for a share of our Class A common stock, a corresponding share of our Class B common stock will be automatically cancelled for no additional consideration.

Nonvoting Class A Common Stock

Voting. Holders of shares of nonvoting Class A common stock have no voting rights in respect of such shares other than those voting rights required by law. Nonvoting Class A common stock has the same rights and privileges as, and ranks equally and share ratably with, and is identical in all respects to the Class A common stock, except with respect to voting.

Dividends. Holders of our nonvoting Class A common stock are entitled to receive dividends when and if declared by our board of directors or, until the Sunset, our Executive Committee, out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding Preferred Stock.

Dissolution and Liquidation. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of Preferred Stock having liquidation preferences, if any, the holders of our Class A common stock and nonvoting Class A common stock will be entitled to receive pro rata our remaining assets available for distribution, subject to the limited rights of the Class B common stock as described below.

No Preemptive Rights. Holders of our nonvoting Class A common stock do not have preemptive, subscription, redemption or conversion rights.

Issuance of Additional Nonvoting Class A Common Stock. We may issue additional shares of nonvoting Class A common stock from time to time, subject to applicable provisions of our certificate of incorporation, bylaws and Delaware law.

Conversion. The nonvoting Class A common stock will not be convertible to Class A common stock until such time as they are transferred to a third party as and when permitted by the Investor Rights Agreement.

Class B Common Stock

Voting. Holders of our Class B common stock are generally entitled to ten votes for each share held of record on all matters submitted to a vote of stockholders prior to the Sunset; provided that, prior to the Sunset, in the event that the voting power of the Class A Free Float does not equal at least 5.1% of the aggregate voting power of all outstanding Class A common stock and Class B common stock voting together as of any record date for a vote of stockholders, the voting power of the Class B common stock will be reduced proportionately until the voting power of the Class A Free Float is at least 5.1% of the total number of votes entitled to be cast by the holders of all shares of capital stock entitled to vote.

Holders of our voting Class A common stock and Class B common stock will vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law.

Dividends. Holders of the Class B common stock are not entitled to dividends in respect of their shares of Class B common stock.

Dissolution and Liquidation. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of Preferred Stock having liquidation preferences, if any, the holders of our Class B common stock shall be entitled to $0.001 per share. In connection with an exchange of a Common Unit for Class A common stock, the corresponding share of our Class B common stock will be automatically cancelled for no additional consideration.

No Preemptive Rights. Holders of our Class B common stock do not have preemptive, subscription or conversion rights. The Class B common stock is subject to redemption upon an exchange of a Common Unit for a share of Class A common stock.

Issuance of Additional Class B Common Stock.

Pursuant to our certificate of incorporation, we will issue a number of shares of Class B common stock equal to the aggregate number of Common Units issued by the TPG Operating Group to such holder of Common Units, for no additional consideration.

If any outstanding share of Class B common stock shall cease to be held by a holder of a Common Unit, such share shall automatically be transferred to us, shall no longer be outstanding, and all rights with respect to such share shall automatically cease and terminate.

Additional shares of Class B Common Stock may also be issued in connection with a stock split, stock dividend, reclassification or similar transaction.

Coordination with the TPG Operating Group

At any time we issue a share of Class A common stock for cash, (i) the net proceeds received by us will be promptly transferred to the TPG Operating Group, and the TPG Operating Group will issue to us a Common Unit, or (ii) we will acquire a Common Unit from an existing holder. If at any time we issue a share of Class A common stock pursuant to our equity plan or otherwise, we will contribute to the TPG Operating Group all of the proceeds that we receive (if any) and the TPG Operating Group will issue to us an equal number of its Common Units, having the same restrictions, if any, as are attached to the shares of Class A common stock issued under the plan. If at any time we issue a share of our Class A common stock upon an exchange of a Common Unit, we will retain such Common Unit. In the event that we issue other classes or series of our equity securities, the TPG Operating Group will issue to us an equal amount of equity securities of the TPG Operating Group with designations, preferences and other rights and terms that are substantially the same as our newly issued equity securities. Conversely, if we retire any shares of our Class A common stock (or our equity securities of other classes or series) for cash, the TPG Operating Group will, immediately prior to such retirement, redeem an equal number of Common Units (or its equity securities of the corresponding classes or series) held by us, upon the same terms and for the same price, as the shares of our Class A common stock (or our equity securities of such other classes or series) are retired. In addition, Common Units, as well as our common stock, will be subject to equivalent stock splits, dividends, reclassifications and other subdivisions. Lastly, holders of Common Units will be subject to certain restrictions on transfer as set forth in the Investor Rights Agreement and the TPG Operating Group Limited Partnership Agreement.

Preferred Stock

Our board of directors has the authority to issue Preferred Stock in one or more classes or series and to fix the rights, preferences, privileges and related restrictions, including dividend rights, dividend rates, conversion rights, voting rights, the right to elect directors, terms of redemption, any sinking fund for the redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, or the designation of the class or series, without the approval of our stockholders, subject to the consent of our Founders.

The authority of our board of directors to issue Preferred Stock without approval of our stockholders may have the effect of delaying, deferring or preventing a change in control of our Company and may adversely affect the voting and other rights of the holders of our common stock. The issuance of Preferred Stock with voting and conversion rights may adversely affect the voting power of the holders of our common stock, including the loss of voting control to others.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock or Preferred Stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Anti-Takeover Effects of Provisions of Delaware Law and our Certificate of Incorporation and Bylaws

Certain provisions of our certificate of incorporation and bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control.

These provisions are primarily designed to reduce our vulnerability to an unsolicited acquisition proposal or proxy fight. Such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our Class A common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management or delaying or preventing a transaction that might benefit certain of our stockholders.

These provisions include:

Super Voting Stock. The Class A common stock and Class B common stock will vote together on all matters on which stockholders are entitled to vote, except as set forth in our certificate of incorporation or required by applicable law. However, prior to the Sunset, the Class B common stock are entitled to ten votes per share and the Class A common stock generally are entitled to one vote per share. Consequently, the holders of our Class B common stock will generally control matters brought to stockholders for a vote, including the election of directors.

Board Structure. Our certificate of incorporation and bylaws provide for one class of directors each of whom will serve for one-year terms with annual elections, subject to the terms specified in the GP LLC LLCA. Upon the expiration of the initial term of office for each class of directors, each director in such class shall be elected for a term of one year and shall serve until a successor is duly elected and qualified or until his or her earlier death, resignation or removal, subject to the terms of the GP LLC LLCA, which provides that (i) each of our Founders and Mr. Winkelried will be re-elected by the Control Group at each annual meeting of stockholders until the Sunset, (ii) each of our management directors will be elected by the Control Group for at least two consecutive terms and (iii) each of our independent directors will be re-elected by the Control Group at each annual meeting of stockholders (unless removed by a majority of the Control Group for cause) until the expansion of the Control Group to five members, at which point the independent directors will be eligible for re-election by a majority of the members of the Control Group until the Sunset. Prior to the Sunset, vacancies occurring on the board of directors, whether due to death, resignation, removal, retirement, disqualification or for any other reason, and newly created directorships resulting from an increase in the authorized number of directors, if any, shall be filled by the Control Group. Prior to the Sunset, the Control Group has the sole ability to elect the members of our board of directors.

Action by Written Consent; Special Meetings of Stockholders. Our certificate of incorporation provides that prior to the Sunset, stockholders may act by written consent instead of a meeting for any action required or permitted to be taken by the stockholders at a duly called annual or special meeting of stockholders, subject to the rights of any holders of Preferred Stock. In addition, our certificate of incorporation and bylaws provide that special meetings of stockholders may be called at any time, but only by the board of directors or any of the non-executive chairman, executive chairman or CEO.

Election and Removal of Directors. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation does not expressly provide for cumulative voting.

Subject to any preferred designation, and to the limitations and requirements set forth in the GP LLC LLCA, our directors may be removed with or without cause, but only upon the affirmative vote of holders of at least a majority of the voting power of the outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class. In addition, any certificate of designation pursuant to which a particular series of Preferred Stock is issued may provide holders of that series of Preferred Stock with the right to elect additional directors. Pursuant to the GP LLC LLCA, the management directors cannot be removed without cause prior to the end of two consecutive one-year terms.

Authorized but Unissued Shares. The authorized but unissued shares of common stock and Preferred Stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing rules of NASDAQ. The existence of authorized but unissued and unreserved common stock and Preferred Stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise. See “—Preferred Stock” and “—Authorized but Unissued Capital Stock” above.

Business Combinations with Interested Stockholders. In general, Section 203 of the DGCL, an anti-takeover law, prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s voting stock, which person or group is considered an interested stockholder under the DGCL, for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner.

We elected in our certificate of incorporation that we are not subject to Section 203. However, our certificate of incorporation contains provisions that have the same effect as Section 203, except that they provide that GP LLC, affiliates of GP LLC, and their respective direct and indirect permitted transferees (other than TPG or any of our direct and indirect subsidiaries) are not be deemed to be “interested stockholders,” regardless of the percentage of our voting stock owned by them, and accordingly are not subject to such restrictions.

Corporate Opportunities. Our certificate of incorporation provides that we have waived certain corporate opportunities as identified in the GP LLC LLCA, such that GP LLC and the other persons specified therein shall not be liable to TPG, our affiliates or our stockholders for breach of any fiduciary duty as a stockholder or director of TPG from pursuit of such opportunities.

Advance Notice Provisions. Our bylaws require stockholders seeking to nominate persons for election as directors at an annual or special meeting of stockholders, or to bring other business before an annual or special meeting (other than a proposal submitted under Rule 14a-8 under the Exchange Act, which must be submitted in accordance with such rule), to provide timely notice in writing. A stockholder’s notice to our corporate secretary must be in proper written form and must set forth certain information, as required under our bylaws, related to the stockholder giving the notice, the beneficial owner (if any) on whose behalf the nomination is made as well as their control persons and information about the proposal or nominee for election to the board of directors.

Exclusive forum. Our certificate of incorporation provides that, unless we consent in writing to an alternative forum, The Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (i) derivative action or proceeding brought on our behalf, (ii) action asserting a claim of breach of a fiduciary duty or other wrongdoing by any current or former director, officer, employee, agent or stockholder to us or our stockholders, (iii) action asserting a claim arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws or as to which the DGCL confers jurisdiction on The Court of Chancery of the State of Delaware, or (iv) action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware. Our certificate of incorporation also provides that the foregoing exclusive forum provision does not apply to actions brought to enforce any liability or duty created by the Securities Act or the Exchange Act, or any other claim or cause of action for which the federal courts have exclusive jurisdiction.

Additionally, our certificate of incorporation also provides that the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any action asserting a claim arising under the Securities Act, or the rules and regulations promulgated thereunder. However, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits asserting a claim arising under the Securities Act or the rules and regulations promulgated thereunder; accordingly, we cannot be certain that a court would enforce such provision. Pursuant to the Exchange Act, claims arising thereunder must be brought in federal district courts of the United States of America.

To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in any shares of our capital stock shall be deemed to have notice of and consented to the forum provision in our certificate of incorporation. In any case, stockholders will not be deemed to have waived (and cannot waive) compliance with the federal securities laws and the rules and regulations promulgated thereunder. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. Our certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and consented to this choice of forum provision. These exclusive forum provisions may have the effect of discouraging lawsuits against our directors and officers.

In addition, certain provisions of the Investor Rights Agreement could have the effect of deterring or facilitating a control transaction.

Limitations on Liability and Indemnification of Officers and Directors

Our bylaws provide indemnification for our directors and officers to the fullest extent permitted by Delaware law, subject to certain exceptions contained in our bylaws. We have entered into indemnification agreements with each of our directors and officers (as defined under Rule 16a-1(f) under the Exchange Act) that may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. In addition, as permitted by Delaware law, our certificate of incorporation and bylaws include provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director, except that a director will be personally liable for:

•	any breach of his duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL;

•	any transaction from which the director derived an improper personal benefit; or

•	improper distributions to stockholders.

These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is Equiniti Trust Company, LLC.

Listing

Our Class A common stock is listed on NASDAQ under the symbol “TPG”.

PLAN OF DISTRIBUTION

The selling stockholders may sell the Class A common stock offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to one or more purchasers;

•	through one or more agents, including in an “at the market” offering within the meaning of Rule 415(a)(4) under the Securities Act;

•	to or through underwriters, brokers or dealers; or

•	through a combination of any of these methods of sale.

In addition, the manner in which the selling stockholders may sell some or all of the Class A common stock covered by this prospectus includes any method permitted by law, including, without limitation, through:

•	“at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange of otherwise;

•	block trades in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

The selling stockholders may also enter into hedging transactions. For example, the selling stockholders may:

•

enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the Class A common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of Class A common stock received from selling stockholders to close out its short positions;

•	sell Class A common stock short and re-deliver such shares to close out the short positions;

•

enter into options or other types of transactions that require the selling stockholders to deliver Class A common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the Class A common stock under this prospectus; or

•

loan or pledge the Class A common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

The Class A common stock covered by this prospectus may be sold:

•	on a national securities exchange;

•	in the over-the-counter market; or

•	in transactions otherwise than on an exchange or in the over-the-counter market, or in combination.

In addition, the selling stockholders may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from the selling stockholders or others to settle such sales and may use securities received from selling stockholders to close out any related short positions. The selling stockholders may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be. The third party in such sale transactions may be an underwriter and will be named in the applicable prospectus supplement (or a post-effective amendment) to the extent required.

A prospectus supplement with respect to each offering of Class A common stock will state the terms of the offering of the Class A common stock, including:

•	the name or names of any underwriters or agents and the amounts of Class A common stock underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the Class A common stock and the net proceeds to be received by the selling stockholders from the sale;

•	any delayed delivery arrangements;

•	the method of distribution;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or markets on which the securities may be listed.

The offer and sale of the Class A common stock described in this prospectus by the selling stockholders, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

We will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS

Weil, Gotshal & Manges LLP, New York, New York, will pass upon the validity of the Class A common stock offered by this prospectus. Certain other matters of U.S. federal and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The financial statements of TPG Inc. incorporated by reference in this prospectus and the effectiveness of TPG Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

The audited consolidated financial statements of AG Partner Investments, L.P. included in Exhibit 99.2 of TPG Inc.’s Current Report on Form 8-K dated November 2, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

21,000,000 Shares of Class A Common Stock

Prospectus Supplement

J.P. Morgan

, 2025